UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2015

DECISIONPOINT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8697 Research Drive

Irvine, CA 92618

(Address of principal executive offices) (Zip code)

(949) 465-0065

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 27, 2015, DecisionPoint Systems, Inc. (the “Registrant”) and its direct and indirect subsidiaries, DecisionPoint Systems International, Inc., DecisionPoint Systems Group, Inc., Decision Point Systems CA, Inc., DecisionPoint Systems CT, Inc. and CMAC Inc. (the Registrant and its subsidiaries, collectively, the “Borrower”), entered into an Amendment to Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank (“SVB”).

The Amendment amended the Borrower’s original Loan and Security Agreement with SVB dated December 15, 2006 to extend the maturity date of the revolving credit line provided thereunder to February 28, 2017. The Amendment retains the interest rate applicable to the Borrower, which had been reduced to prime plus 3.25% in 2014, and provides for further interest rate reductions upon the Registrant’s achievement of certain financial thresholds.

The foregoing summary of the Amendment is subject to, and qualified in its entirety by, the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The Registrant issued a press release dated March 3, 2015, announcing the signing of the Amendment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Loan and Security Agreement with Silicon Valley Bank dated as of February 27, 2015

99.1	Press Release dated March 3, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: March 5, 2015	By:	/s/ Michael P. Roe
Name: Michael P. Roe
Title: Chief Financial Officer